Exhibit 99.1

2400 Xenium Lane North, Plymouth, MN 55441 • (763) 551-5000 • www.christopherandbanks.com

FOR:	Christopher & Banks Corporation

COMPANY CONTACT:	Peter Michielutti
Senior Vice President,
Chief Financial Officer
(763) 551-5000

INVESTOR RELATIONS CONTACT:	Jean Fontana
ICR, Inc.
(203) 682-8200

CHRISTOPHER & BANKS CORPORATION REPORTS RESULTS FOR THE

THIRTEEN-WEEK PERIOD ENDED OCTOBER 27, 2012

– Same-Store Sales Increased 13.7% as Compared to Comparable Period Last Year –

Minneapolis, MN, November 29, 2012 — Christopher & Banks Corporation (NYSE: CBK), a specialty women’s apparel retailer, today reported results for the thirteen and thirty-nine-week periods ended October 27, 2012.*  For the third quarter of fiscal 2012, the Company reported net sales of $117.3 million, operating income of $3.6 million and net income of $0.10 per diluted share, the first comparable period quarterly profit in ten quarters.

Results for the Thirteen-Week Period Ended October 27, 2012

•                  Net sales totaled $117.3 million, as compared to $114.6 million in the comparable period last year.  During the quarter, the Company operated an average of 129, or 17%, fewer stores than during the comparable period last year.

•                  Same store sales increased 13.7% in the third quarter of fiscal 2012, as compared to the comparable period last year.

•                  Operating income totaled $3.6 million and included approximately $333,000 in pre-tax expenses related to restructuring charges.  This compares to an operating loss of $14.0 million for the thirteen weeks ended October 29, 2011.

•                  Net income for the quarter totaled $3.6 million, or $0.10 per diluted share.  Net loss for the thirteen weeks ended October 29, 2011 totaled $13.7 million, or $0.39 per share.

*                 As previously announced, the Company changed its fiscal year-end to the Saturday nearest to the end of January, from the Saturday nearest to the end of February, to better align the Company’s financial reporting periods with its operational cycle and with other specialty retail companies.  In this release, financial results for the third fiscal quarter are compared to the thirteen-week period ended October 29, 2011.

CHRISTOPHER & BANKS CORPORATION ANNOUNCES RESULTS FOR THE THIRTEEN-WEEK PERIOD ENDED OCTOBER 27, 2012

“We are pleased that our strategic initiatives continue to gain traction, as evidenced by our markedly improved third quarter financial results.  We drove strong comparable store sales growth and delivered operating income above our expectations, which is a reflection of how the organization has come together to execute on this turnaround strategy.  I am also extremely pleased that LuAnn will be leading the team going forward and am confident there will be a smooth transition.  As I have said before, while the turnaround is gaining traction, the Company is at the beginning of an 18 to 24 month process, with much work to do to return to an acceptable level of profitability.  I am confident that LuAnn and her team will be successful in achieving this goal,” commented Joel Waller, who was the Company’s President and Chief Executive Officer until November 26, 2012, when LuAnn Via joined the Company as President and Chief Executive Officer.

LuAnn Via, President and Chief Executive Officer, stated, “I am both thrilled to join Christopher & Banks and excited about the opportunity to build upon the foundation that Joel and the team have established.  The third quarter results are a testament to the effectiveness of the strategy that has been put in place and is confirmation that the Company is on the right path.  I look forward to further building on this progress.”

Results for the Thirty-Nine-Week Period Ended October 27, 2012

•                  Total net sales were $314.3 million, as compared to $330.5 million for the thirty-nine weeks ended October 29, 2011.  Same-store sales increased 1.5% in the first nine months of fiscal 2012.

•                  Operating loss totaled $11.9 million, and included a $5.2 million pre-tax benefit related to restructuring charges.  This compares to an operating loss of $28.5 million for the comparable thirty-nine week period last year.

•                  Net loss for the thirty-nine weeks ended October 27, 2012 was $12.0 million, or $0.34 per share, which incorporates a tax provision of approximately $173,000.  This compares to a net loss of $28.1 million, or $0.79 per share, for the thirty-nine weeks ended October 29, 2011.

CHRISTOPHER & BANKS CORPORATION ANNOUNCES RESULTS FOR THE THIRTEEN-WEEK PERIOD ENDED OCTOBER 27, 2012

Balance Sheet Highlights and Capital Expenditures

Cash, cash-equivalents and investments totaled $33.2 million as of October 27, 2012.

Inventory per average store increased approximately 13% at the end of the third quarter, as compared to the comparable period last year.

For the quarter and nine months ended October 27, 2012, the Company had no outstanding borrowings under its revolving credit facility.  For the thirty-nine week period ended October 27, 2012, capital expenditures totaled approximately $3.1 million.

Real Estate

As part of the Company’s real estate restructuring efforts, all 103 stores identified for closure were closed as of July 28, 2012.  The Company closed eight additional stores in the normal course of business during the third quarter ended October 27, 2012.  The Company also opened one new dual store during the third quarter.

Outlook for the Fourth Quarter and Fiscal 2012

For the fourth quarter and full fiscal year, the Company expects:

•                  A high-single to low-double digit increase in comparable store sales in the fourth quarter.

•                  Merchandise margins in the fourth quarter to exceed those in the comparable period last year, although seasonally lower than the third quarter, which is consistent with historical performance.

•                  Based on store closings and rent restructurings, 400 to 500 basis points of positive leverage on occupancy expense for the fourteen-weeks ending February 2, 2013, when compared to the thirteen-weeks ended January 28, 2012.

•                  SG&A for the fourth quarter, a fourteen-week period, to be in the range of $36 million to $37 million, which includes an estimate of approximately $1.9 million of expense associated with the additional week.

•                  Inventory levels to be in-line with sales expectations at year-end, with the exception of the acceleration of some first quarter merchandise receipts related to the Chinese New Year.

CHRISTOPHER & BANKS CORPORATION ANNOUNCES RESULTS FOR THE THIRTEEN-WEEK PERIOD ENDED OCTOBER 27, 2012

•                  Depreciation and amortization to be roughly $18 million in fiscal 2012.

•                  To conserve cash by minimizing capital expenditures as no new store openings are planned for the remainder of this fiscal year and capital expenditures to be approximately $5.0 million for the full fiscal year.

•                  A nominal negative effective tax rate in the low single digits, as the rate will continue to be affected by the valuation allowance on our deferred tax assets in fiscal 2012.

Conference Call Information

The Company will discuss its third quarter results in a conference call scheduled for today, November 29, 2012, at 4:15 p.m. Eastern time.  The conference call will be simultaneously broadcast live over the Internet at http://www.christopherandbanks.com.  An online archive of the broadcast will be available within one hour of the completion of the call and will be accessible at http://www.christopherandbanks.com until December 6, 2012.  In addition, an audio replay of the call will be available shortly after its conclusion and will be archived until December 6, 2012.  This audio replay may be accessed by dialing (877) 870-5176 and using the passcode 1029423.

About Christopher & Banks

Christopher & Banks Corporation is a Minneapolis-based specialty retailer of women’s clothing.  As of November 29, 2012, the Company operates 637 stores in 44 states consisting of 386 Christopher & Banks stores, 171 stores in their women’s plus size clothing division CJ Banks, 55 dual stores and 25 outlet stores.  The Company also operates the www.ChristopherandBanks.com and www.CJBanks.com e-commerce websites.

Keywords:  Christopher & Banks, CJ Banks, Women’s Clothing, Plus Size Clothing, Petites, Extended Sizes, Outfits.

Forward-Looking Statements

Certain statements in this press release are forward-looking statements, made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements may use the words “expect”, “anticipate”, “plan”, “intend”,

CHRISTOPHER & BANKS CORPORATION ANNOUNCES RESULTS FOR THE THIRTEEN-WEEK PERIOD ENDED OCTOBER 27, 2012

“project”, “believe” and similar expressions and include statements (i) that the Company expects a high-single to low-double digit increase in comparable store sales in the fourth quarter; (ii) that the Company anticipates merchandise margins in the fourth quarter of the fiscal year to exceed those in the comparable period last year, but to be seasonally lower than the third quarter; (iii) that, based on store closings and rent restructurings, the Company expects 400 to 500 basis points of positive leverage on occupancy expense for the fourteen-weeks ending February 2, 2013, when compared to the thirteen-weeks ended January 28, 2012; (iv) that the Company expects SG&A for the fourth quarter, a fourteen -week period, to be in the range of $36 million to $37 million, which includes an estimate of approximately $1.9 million of expense associated with the additional week; (v) the Company expects its inventory levels to be in-line with its sales expectations at year-end, with the exception of the acceleration of some first quarter merchandise receipts related to the Chinese New Year; (vi) that the Company expects depreciation and amortization to be roughly $18 million in fiscal 2012; (vii) that the Company intends to conserve cash by minimizing capital expenditures and that no new store openings are planned for the remainder of this fiscal year; (viii) that capital expenditures are now expected to be approximately $5.0 million for the full fiscal year; and (ix) that the Company expects a nominal negative effective tax rate in the low single digits.  These statements are based on management’s current expectations and are subject to a number of uncertainties and risks, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause our actual results to differ materially from those expressed or implied by the forward-looking statements.  Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include, but are not limited to: (i) the inherent difficulty in forecasting consumer buying and retail traffic patterns which may be affected by factors beyond our control, such as a weakness in overall consumer demand; adverse weather, economic or political conditions; and shifts in consumer tastes or spending habits that result in reduced sales; (ii) lack of acceptance of the Company’s fashions, including its seasonal fashions; (iii) the ability of the Company’s infrastructure and systems to adequately support our operations; (iv) the effectiveness of the Company’s brand awareness, marketing programs and efforts to enhance the in-store experience; (v) the possibility that, because of poor customer response to our merchandise, management may determine it is necessary to sell merchandise at lower than expected margins or at a loss; (vi) the failure to successfully implement the Company’s strategic and tactical plans; (vii) general economic conditions could lead to a reduction in store traffic and in consumer spending on women’s apparel; (viii) fluctuations in the

CHRISTOPHER & BANKS CORPORATION ANNOUNCES RESULTS FOR THE THIRTEEN-WEEK PERIOD ENDED OCTOBER 27, 2012

levels of the Company’s sales, expenses or earnings; and (ix) risks associated with the performance and operations of the Company’s Internet operations.

Readers are cautioned not to place undue reliance on these forward-looking statements which are based on current expectations and speak only as of the date of this release.  The Company does not assume any obligation to update or revise any forward-looking statement at any time for any reason.

Certain other factors that may cause actual results to differ from such forward-looking statements are included in the Company’s periodic reports filed with the Securities and Exchange Commission and available on the Company’s website under “Investor Relations” and you are urged to carefully consider all such factors.

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CHRISTOPHER & BANKS CORPORATION

UNAUDITED COMPARATIVE STATEMENT OF OPERATIONS

FOR THE THIRTEEN AND THIRTY-NINE WEEKS ENDED

OCTOBER 27, 2012, OCTOBER 29, 2011 AND NOVEMBER 26, 2011(1)

(in thousands, except per share data)

	Thirteen Weeks Ended			Thirty-nine Weeks Ended
	Oct. 27,	Oct. 29,	Nov. 26,	Oct. 27,	Oct. 29,	Nov. 26,
	2012	2011	2011	2012	2011	2011

Net sales	$117,263	$114,553	$123,896	$314,321	$330,535	$343,957

Costs and expenses:
Merchandise, buying and occupancy	75,952	85,473	97,056	222,671	235,119	246,285
Selling, general and administrative	32,917	37,319	37,552	94,376	106,490	107,487
Depreciation and amortization	4,445	5,754	5,314	14,384	17,470	17,164
Impairment and restructuring	333	—	12,199	(5,161)	—	12,199
Total costs and expenses	113,647	128,546	152,121	326,270	359,079	383,135

Operating income (loss)	3,616	(13,993)	(28,225)	(11,949)	(28,544)	(39,178)

Other income	6	111	104	96	274	259

Income (loss) before income taxes	3,622	(13,882)	(28,121)	(11,853)	(28,270)	(38,919)

Income tax provision (benefit)	39	(133)	118	173	(139)	412

Net income (loss)	$3,583	$(13,749)	$(28,239)	$(12,026)	$(28,131)	$(39,331)

Basic earnings (loss) per share:

Net income (loss)	$0.10	$(0.39)	$(0.79)	$(0.34)	$(0.79)	$(1.11)

Basic shares outstanding	35,643	35,578	35,585	35,626	35,527	35,542

Diluted earnings (loss) per share:

Net income (loss)	$0.10	$(0.39)	$(0.79)	$(0.34)	$(0.79)	$(1.11)

Diluted shares outstanding	36,030	35,578	35,585	35,626	35,527	35,542

Dividends per share	$—	$0.06	$0.06	$—	$0.18	$0.18

(1)         In January 2012, the Company changed its fiscal year end to the Saturday closest to the end of January from the Saturday closest to the end of February.  The Company has provided financial results for the thirteen and thirty-nine weeks ended October 29, 2011 on a comparable basis to the thirteen and thirty-nine weeks ended October 27, 2012.  The Company’s prior year third fiscal quarter included the thirteen weeks ended November 26, 2011.

CHRISTOPHER & BANKS CORPORATION

UNAUDITED COMPARATIVE BALANCE SHEET

(in thousands)

	Oct. 27,	Nov. 26,
	2012	2011
ASSETS
Current assets:
Cash and cash equivalents	$33,209	$34,495
Short-term investments	—	22,242
Merchandise inventories	58,186	58,173
Other current assets	8,227	12,534
Total current assets	99,622	127,444

Property, equipment and improvements, net	44,964	59,085

Other assets:
Long-term investments	—	17,987
Other	414	278
Total other assets	414	18,265

Total assets	$145,000	$204,794

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable(1)	$27,554	$36,173
Accrued salaries, wages and related expenses	3,823	5,433
Accrued liabilities(1)	23,520	19,080
Total current liabilities	54,897	60,686

Other liabilities:
Deferred lease incentives	6,240	14,115
Deferred rent obligations	3,148	6,528
Other	1,929	2,842
Total other liabilities	11,317	23,485

Stockholders’ equity:
Common stock	468	457
Additional paid-in capital	118,900	116,927
Retained earnings	72,129	115,886
Common stock held in treasury	(112,711)	(112,711)
Accumulated other comprehensive income	—	64
Total stockholders’ equity	78,786	120,623

Total liabilities and stockholders’ equity	$145,000	$204,794

(1) Certain prior year amounts have been reclassified to conform to the current year presentation.

CHRISTOPHER & BANKS CORPORATION

UNAUDITED COMPARATIVE STATEMENT OF CASH FLOWS

(in thousands)

	Thirty-nine
	Weeks Ended
	Oct. 27,	Nov. 26
	2012	2011

Cash flows from operating activities:
Net loss	$(12,026)	$(39,331)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	14,384	17,164
Amortization of premium on investments	11	113
Amortization of deferred financing costs	18	—
Loss on disposal of furniture, fixtures and equipment	34	—
Impairment of store assets	139	11,445
Change in deferred lease liabilities(1)	(3,100)	(1,796)
Stock-based compensation expense	1,536	2,158
Gain on investments, net	(531)	(62)
Changes in operating assets and liabilities:
Increase in accounts receivable	(977)	(3,533)
Increase in merchandise inventories	(18,732)	(18,961)
(Increase) decrease in prepaid expenses	595	(2,048)
Decrease in income taxes receivable	352	5,441
Increase in other current assets	(71)	—
Decrease in other assets	184	36
Increase in accounts payable(1)	8,088	21,090
Decrease in accrued liabilities(1)	(7,405)	(4,884)
Decrease in lease termination fee liability	(8,032)	—
Increase (decrease) in other liabilities	10	(106)
Net cash used in operating activities	(25,523)	(13,274)

Cash flows from investing activities:
Purchases of property, equipment and improvements	(3,113)	(11,113)
Proceeds from sale of furniture, fixtures and equipment	35	—
Purchases of investments	—	(35,712)
Sales of investments	21,403	57,446
Net cash provided by investing activities	18,325	10,621

Cash flows from financing activities:
Shares redeemed for payroll taxes	(25)	(138)
Financing costs	(350)	—
Dividends paid	—	(6,426)
Net cash used in financing activities	(375)	(6,564)

Net decrease in cash and cash equivalents	(7,573)	(9,217)

Cash and cash equivalents at beginning of period	40,782	43,712

Cash and cash equivalents at end of period	$33,209	$34,495

(1) Certain prior year amounts have been reclassified to conform to the current year presentation.